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Exhibit 5.1

[LETTERHEAD OF CLARO Y CÍA]

November 23, 2004

AES Gener S.A.
Mariano Sánchez Fontecilla 310
Piso 3, Las Condes
Santiago
Republic of Chile

Ladies & Gentlemen:

AES Gener S.A.

We are acting as Chilean counsel to AES Gener S.A., an open stock corporation organized under the laws of the Republic of Chile (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form F-4 (the "Registration Statement") relating to the offer to exchange (the "Exchange Offer") the Company's outstanding unregistered $400,000,000 aggregate principal amount of 7.50% Senior Notes due 2014, Series A (the "Outstanding Notes") for a like principal amount of the Company's 7.50% Senior Notes due 2014, Series B (the "Exchange Notes") that will be registered under the Securities Act, as set forth in the prospectus forming a part of the Registration Statement (the "Prospectus").

        The Exchange Notes will be issued under the indenture dated as of March 22, 2004 (the "Indenture"), among the Company, Law Debenture Trust Company of New York, as trustee (the "Trustee"), and Deutsche Bank Trust Company Americas, as Note Registrar and Paying Agent.

        In that capacity, we have reviewed originals or copies of the following documents:

  (a)
  the Indenture,

  (b)
  the Outstanding Notes and

  (c)
  the form of Exchange Notes.

        The documents described in the foregoing clauses (a) through (c) are collectively referred to herein as the "Opinion Documents".

        We have also reviewed originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

        In our review of the Opinion Documents and other documents, we have assumed:

  (a)
  the legal capacity of all individuals, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the completeness and conformity to authentic originals of all documents submitted to us as certified, photostatic conformed, notarial or facsimile copies; and

  (b)
  the accuracy of and relied upon all information, indices and filing systems maintained at the offices of public record in which we have conducted or caused to be conducted searches or enquiries in connection with this opinion;

        We have not independently established the validity of the foregoing assumptions.

        This opinion does not cover any questions arising under or relating to the laws of any jurisdiction other than the Republic of Chile, and therefore it does not cover any questions arising under the laws of the United States of America or any state or other political subdivision thereof or therein. Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions set forth above and the qualifications set forth below, we are of the opinion that:

  1.
  The Company has been duly incorporated and is validly existing as an open stock corporation (a sociedad anónima abierta) under the laws of the Republic of Chile.

  2.
  The Company has the corporate power and capacity to execute and perform its obligations under the Indenture and the Exchange Notes.

  3.
  The Exchange Notes which replace the Outstanding Notes have been duly authorized, executed and delivered by the Company under the laws of the Republic of Chile and, when the Exchange Notes are exchanged for the Outstanding Notes as contemplated by the Prospectus, assuming they have been duly authenticated on behalf of the Trustee in accordance with the Indenture, will constitute valid and legally binding obligations of the Company under Chilean law.

  4.
  The Indenture has been duly executed, authorized and delivered and constitutes the valid and legally binding obligations of the Company.

        The opinions and advice expressed in this opinion are provided solely for the benefit of the addresses in connection with the transactions contemplated by the Registration Statement and may not be used or relied upon by the addresses for any other purpose or by any other person for any purpose whatsoever, in each case without our prior written consent.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings "Enforcement of Civil Liabilities" and "Legal Matters" in the Prospectus. We do not, by giving this consent or otherwise, concede that we are within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated under the Securities Act, or that we are "experts" in relation to any matters relating to the Indenture, the Outstanding Notes, the Exchange Notes, the Exchange Offer, or the Registration Statement, other than those matters governed by the laws of the Republic of Chile.

Very truly yours,

CLARO Y CÍA

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  Exhibit 5.1
[LETTERHEAD OF CLARO Y CÍA]